SECURITIES AND EXCHANGE COMMISSION

                     Washington D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   March 13, 2002



                     ELIZABETH ARDEN, INC.
     (Exact name of registrant as specified in its charter)




            Florida                 1-6370              59-0914138
(State or other jurisdiction     (Commission          (IRS Employer
      of incorporation)          File Number)       Identification No.)



14100 N.W. 60th Avenue, Miami Lakes, Florida              33014
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (305) 818-8000








 (Former name or former address, if changed since last report)

Item 5. Other Events.
        -------------

    On March 13, 2002, Elizabeth Arden, Inc. (the "Company") entered into an amendment to its revolving bank credit facility with banks representing a majority of the loan commitments under the facility (the "Amendment"). Under the terms of the Amendment, the banks waived the Company's non-compliance with certain maintenance covenants for the fourth quarter of the Company's fiscal year ended January 31, 2002 and amended the related covenants for each quarter of the fiscal year ended January 31, 2003 and for the first three quarters of the fiscal year ended January 31, 2004. Other sections of the credit facility were also amended. Filed herewith and incorporated herein by this reference is a copy of the Amendment and of the Company's press release, dated March 14, 2002, announcing the Amendment.


Item 7. Financial Statements, Pro Forma Financial Information and
        Exhibits.
        ---------------------------------------------------------

    (c) Exhibits.

    (4.1) Second Amendment to Amended and Restated Credit Agreement dated as of March 13, 2002, between Fleet National Bank, as administrative agent, the Banks listed on the signature pages thereto and the Company.

       (99.1)  Press Release dated March 14, 2002.


                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ELIZABETH ARDEN, INC.


Date: March 14, 2002          /s/ Stephen J. Smith
      --------------          -----------------------------
                              Stephen J. Smith
                              Executive Vice President and
                               Chief Financial Officer

                     ELIZABETH ARDEN, INC.

                            FORM 8-K

                         CURRENT REPORT

                         Exhibit Index


Exhibit No.        Description                         Page

(4.1) Second Amendment to Amended and Restated Credit Agreement dated as of March 13, 2002, between Fleet National Bank, as administrative agent, the Banks listed on the signature pages thereto and the Company.

(99.1)      Press Release dated March 14, 2002.